Exhibit 4.1

SERIES B COMMON STOCK EQUIVALENT OF

UMPQUA HOLDINGS CORPORATION

DEPOSIT AGREEMENT

among

UMPQUA HOLDINGS CORPORATION,

MELLON INVESTOR SERVICES LLC,

acting as Depository,

and

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of February 9, 2010

ii

THIS DEPOSIT AGREEMENT dated as of February 9, 2010 among (i) UMPQUA HOLDINGS CORPORATION, an Oregon corporation (the “Corporation”), (ii) MELLON INVESTOR SERVICES LLC (the “Depository”) and (iii) the Record Holders from time to time of the Receipts described in this Agreement.

RECITALS

WHEREAS, the parties desire to provide, as set forth in this Agreement, for the deposit of shares of the Corporation’s Series B Common Stock Equivalent from time to time with the Depository for the purposes set forth in this Agreement and for the issuance hereunder of Receipts (as defined herein) evidencing Depositary Shares (as defined herein) in respect of the Designated Preferred Stock (as defined herein) so deposited;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement; and

WHEREAS, the terms and conditions of the Designated Preferred Stock are substantially set forth in the Certificate of Designations attached hereto as Exhibit B;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.01. Definitions. The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Agreement:

“Agreement” shall mean this agreement as originally executed or, if amended or supplemented as provided herein, as so amended or supplemented.

“Certificate” shall mean the Certificate of Designations filed with the Secretary of State of the State of Oregon as an amendment to the Restated Articles of Incorporation of the Corporation establishing the Designated Preferred Stock as a series of preferred stock of the Corporation.

“Corporation” shall have the meaning set forth in the Preamble of this Agreement and shall include its successors and assigns.

“Depository” shall have the meaning set forth in the Preamble of this Agreement and, subject to the provisions of Section 5.04, shall include its successors and assigns.

“Depositary Shares” shall mean the depositary shares, each representing one 1/100th of a share of the Designated Preferred Stock and evidenced by a Receipt.

“Depository’s Agent” shall mean an agent appointed by the Depository pursuant to Section 5.01.

“Depository’s Office” shall mean the principal office of the Depository at which at any particular time its depositary receipt business shall be administered, which at the date of this Agreement is located at Mellon Investor Services LLC, 480 Washington Blvd. – 29th Floor, Jersey City, NJ 07310.

“Designated Preferred Stock” shall mean the shares of a series of the Corporation’s Preferred Stock designated as its Series B Common Stock Equivalent in the Certificate and having the rights and preferences, including without limitation the conversion, dividend, liquidation and voting rights, as set forth in the Certificate.

“DTC” shall have the meaning set forth in Section 2.02.

“DTC Receipt” shall have the meaning set forth in Section 2.02.

“NASDAQ” shall have the meaning set forth in Section 2.02.

“Physical Receipt” shall have the meaning set forth in Section 2.02.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in the form of DTC Receipts or Physical Receipts.

“Record Holder” as applied to a Receipt shall mean the person in whose name that Receipt is registered on the books of the Depository maintained for such purpose.

“Registrar” shall mean the Depository or such other successor bank or trust company that shall be appointed by the Corporation to register ownership and transfers of Receipts and the Designated Preferred Stock, as herein provided, and, if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depository shall be deemed, as applicable, to refer as well to the register maintained by such successor Registrar for such purpose.

“Remaining Fractional Share” shall have the meaning set forth in Section 4.02.

“Remaining Fractional Share Amount” shall have the meaning set forth in Section 4.02.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning set forth in Section 2.04.

“Transfer Agent” shall mean the Depository or any bank or trust company appointed to transfer the Receipts and the Designated Preferred Stock, as herein provided.

“Underwriter” shall mean J.P. Morgan Securities Inc.

“Underwriting Agreement” shall mean that certain underwriting agreement, dated as of February 3, 2010, between the Corporation and the Underwriter.

Capitalized terms used and not defined in this Agreement shall have the respective meanings assigned to such terms in the Certificate.

ARTICLE 2

APPOINTMENT OF DEPOSITORY; BOOK-ENTRY SYSTEM; FORM OF RECEIPTS; DEPOSIT OF

DESIGNATED PREFERRED STOCK; EXECUTION AND DELIVERY; TRANSFER, SURRENDER AND

EXCHANGE OF RECEIPTS

Section 2.01. Appointment of Depository. The Corporation hereby appoints the Depository, and the Depository hereby accepts such appointment, as depository for the Designated Preferred Stock, on the express (but not implied) terms and conditions set forth in this Agreement.

Section 2.02. Book-Entry System; Form and Transfer of Receipts. The Corporation and the Depository shall make application to The Depository Trust Company (“DTC”) for acceptance of all of the Receipts for its book-entry settlement system. The Corporation hereby appoints the Depository acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares with book-entry settlement through DTC shall be represented by a single receipt or receipts (the “DTC Receipt”), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially Cede & Co.). The Depository or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (a) DTC or its nominee for such DTC Receipt or (b) institutions that have accounts with DTC. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. The aggregate number of Depositary Shares evidenced by Receipts that may be executed and delivered under this Agreement is initially limited to 16,500,000 (as increased by an amount equal to the number of any additional Depositary Shares purchased by the Underwriter pursuant to the exercise of its option to purchase additional Depositary Shares as set forth in the Underwriting Agreement), except for Receipts executed and delivered in respect of Depositary Shares upon registration or transfer of, or in exchange for, or in lieu of other Receipts pursuant to Section 2.04, Section 2.05 or Section 4.06.

If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Corporation may instruct the Depository to make other arrangements for book-entry settlement. If the Receipts are not eligible for book-entry settlement, the Depository (upon written instruction from the Corporation) shall provide written instructions to DTC to deliver the DTC Receipt to the Depository for cancellation, and the Corporation shall instruct the Depository to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form (each, a “Physical Receipt”) evidencing such Depositary Shares.

Beneficial owners of Depositary Shares through DTC shall not be entitled to receive Physical Receipts or have Depositary Shares registered in their name, except in the event DTC ceases to make its book-entry settlement system available and the Corporation and the Depository are unable to make other arrangements for book-entry settlement as described in the immediately preceding paragraph, in which case the provisions set forth in the second immediately succeeding paragraph regarding the issuance of Physical Receipts shall apply.

Receipts shall be in denominations of any number of whole Depositary Shares. The Corporation shall deliver to the Depository from time to time such quantities of Physical Receipts as the Depository may request to enable the Depository to perform its obligations under this Agreement.

The DTC Receipt and Physical Receipts, if any, shall be substantially in the form set forth in Exhibit A annexed to this Agreement and incorporated herein by reference, with appropriate insertions, modifications and omissions (but which do not affect the rights or duties of the Depository), as hereinafter provided and shall be engraved or otherwise prepared so as to comply with the applicable rules of The NASDAQ Global Select Market (the “NASDAQ”) or any other securities exchange on which the Depositary Shares are then listed, if applicable. In the event DTC ceases to make its book-entry system of settlement available and the Corporation and the Depository are unable to make other arrangements for book-entry settlement, the Depository, pending preparation of definitive Physical Receipts and upon the written order of the Corporation, delivered in compliance with Section 2.03, shall execute and deliver temporary Receipts, which may be printed, lithographed or otherwise substantially of the tenor of the Physical Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depository), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depository will cause Physical Receipts to be prepared without unreasonable delay. After the preparation of Physical Receipts, the temporary Receipts shall be exchangeable by the Record Holder for Physical Receipts upon surrender of the temporary Receipts at the Depository’s Office or such other place or places as the Depository shall determine pursuant to the first paragraph of Section 2.03, without charge to the Record Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depository is hereby authorized and instructed to and shall execute and deliver in exchange therefor Physical Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor to the Record Holder or the Depository. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement as Physical Receipts.

Receipts shall be executed by the Depository by the manual signature of a duly authorized officer thereof; provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depository) shall have been appointed and such Receipts are countersigned by manual signature by a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depository or, if a Registrar for the Receipts (other than the Depository) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depository and countersigned by manual signature by a duly authorized officer of such Registrar. The Depository shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depository who was at the time of execution thereof a proper signatory of the Depository shall bind the Depository, notwithstanding that such signatory ceased to hold such office after the execution and delivery of such Receipts by the Depository.

Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals or changes not inconsistent with the provisions of this Agreement, all as may be required by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of the NASDAQ or any other securities exchange upon which the Designated Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Corporation.

Title to Depositary Shares evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depository as provided in Section 2.04, the Depository may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions of securities, cash or other property or to any notice provided for in this Agreement and for all other purposes.

Section 2.03. Deposit of Designated Preferred Stock; Execution and Delivery of Receipts. Subject to the terms and conditions of this Agreement, the Corporation may from time to time deposit shares of Designated Preferred Stock under this Agreement by delivery to the Depository of a certificate or certificates for such shares of Designated Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depository, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depository, together with:

(a) all such certifications as may be required by the Depository in accordance with the provisions of this Agreement, including, without limitation, the resolutions of the Board of Directors or a duly authorized committee thereof, as certified by the Secretary or any Assistant Secretary of the Corporation on the date thereof as being complete, accurate and in effect, relating to the issuance and sale of the Designated Preferred Stock;

(b) a letter of counsel to the Corporation authorizing reliance by the Depository on such counsel’s opinions delivered to the Underwriter pursuant to the terms of the Underwriting Agreement as to (i) the existence and good standing of the Corporation, (ii) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable and (iii) the effectiveness of any registration statement under the Securities Act relating to the offering and sale of the Designated Preferred Stock and the offering and sale of the Depositary Shares; and

(c) a written order of the Corporation, directing the Depository to execute and deliver to the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Designated Preferred Stock.

Deposited Designated Preferred Stock shall be held by the Depository at the Depository’s Office or at such other place or places as the Depository shall determine.

Upon receipt by the Depository of a certificate or certificates for Designated Preferred Stock deposited in accordance with the provisions of this Section 2.03, together with the other documents required as above specified, and upon recordation of the Designated Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depository or its nominee, the Depository, subject to the terms and conditions of this Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depository referred to in the first paragraph of this Section 2.03, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Designated Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depository shall execute and deliver such Receipt or Receipts at the Depository’s Office or, at the request of such person or persons, such other offices, if any, as the Depository may designate. Delivery at other offices shall be at the risk and expense of the person or persons requesting such delivery.

Section 2.04. Registration of Transfer of Receipts. Subject to the terms and conditions of this Agreement, the Depository shall register on its books from time to time transfers of Receipts upon any surrender thereof by a Record Holder in person or by its duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, including a guarantee of the signature thereon by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Transfer Agent (the “Signature Guarantee”) together with evidence of payment of any transfer tax that must be paid by such Record Holder pursuant to Section 5.07. Thereupon, the Depository shall, without unreasonable delay, execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

Section 2.05. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Designated Preferred Stock. Upon surrender of a Receipt or Receipts at the Depository’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Agreement, the Depository shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Record Holder of the Receipt or Receipts so surrendered.

In the event DTC ceases to make its book-entry system of settlement available, and the Corporation and the Depository are unable to make other arrangements for book-entry settlement such that Physical Receipts have been issued in accordance with Section 2.02, any Record Holder of a Receipt or Receipts may withdraw the number of whole shares of Designated Preferred Stock and all money represented thereby by surrendering such Physical Receipt or Depositary Shares represented by the Receipts at the Depository’s Office or at such other offices as the Depository may designate for such withdrawals. Thereafter, upon payment of the fee of the Depository for surrender of the Receipts as provided in Section 5.07 and evidence of payment of all taxes and governmental charges that must be paid by such Record Holder pursuant to Section 5.07 in connection with such surrender and withdrawal of the Designated Preferred Stock, without unreasonable delay, the Depository shall deliver to such Record Holder, or to the person or persons designated by such Record Holder as hereinafter provided, the number of whole shares of Designated Preferred Stock and all money represented by the Physical Receipt(s), or Depositary Shares represented by such Receipt(s), so surrendered for withdrawal, but Record Holders of such whole shares of Designated Preferred Stock shall not thereafter be entitled to deposit such Designated Preferred Stock hereunder or to receive a Physical Receipt evidencing Depositary Shares therefor. If a Physical Receipt delivered by the Record Holder to the Depository in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Designated Preferred Stock to be withdrawn, the Depository shall at the same time, in addition to such number of whole shares of Designated Preferred Stock and such money to be so withdrawn, deliver to such Record Holder, or subject to Section 2.04 upon its order, a new Physical Receipt evidencing such excess number of Depositary Shares; provided, however, that such Physical Receipt shall only represent a whole number of Depositary Shares and the Depository shall not issue any Physical Receipt evidencing a fractional Depositary Share.

Delivery of the Designated Preferred Stock and money being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depository may deem appropriate, which, if required by the Depository, shall be properly endorsed or accompanied by proper instruments of transfer including, but not limited to, a Signature Guarantee.

If the Designated Preferred Stock and the money being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Designated Preferred Stock, such Record Holder shall execute and deliver to the Depository a written order so directing the Depository, and the Depository may require that the Physical Receipt(s) surrendered by such Record Holder for withdrawal of such shares of Designated Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Designated Preferred Stock and the money represented by Physical Receipts surrendered for withdrawal shall be made by the Depository at the Depository’s Office, except that, at the request, risk and expense of the Record Holder surrendering such Receipt or Receipts and for the account of the Record Holder thereof, such delivery may be made at such other place as may be designated by such Record Holder.

Section 2.06. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, any of the Depository, any Depository’s

Agent and the Corporation may require (a) payment to it of a sum sufficient for the payment (or, in the event that the Depository or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Record Holder of a Receipt pursuant to Sections 3.02 and 5.07, (b) the production of evidence satisfactory to it as to the identity and genuineness of any signature, including a Signature Guarantee or (c) compliance with such regulations, if any, as the Depository or the Corporation may establish consistent with the provisions of this Agreement and applicable law.

The deposit of the Designated Preferred Stock may be refused, the delivery of Receipts against Designated Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed reasonably necessary or advisable by any of the Depository, any of the Depository’s Agents and the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Agreement.

Section 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depository shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (a) the filing by the Record Holder thereof with the Depository of evidence satisfactory to the Depository of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof before the Depository has notice that such Receipt has been acquired by a protected purchaser; (b) the Record Holder thereof furnishing of the Depository with indemnification reasonably satisfactory to the Depository and the provision of an open penalty surety bond reasonably satisfactory to the Depository and holding it and the Corporation harmless; and (c) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depository) in connection with such execution and delivery and any other reasonable requirements imposed by the Depository.

Section 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depository or any Depository’s Agent, including Receipts surrendered in connection with any conversion of the Designated Preferred Stock into Common Stock in accordance with the Certificate, shall be cancelled by the Depository. Except as prohibited by applicable law or regulation, the Depository is authorized and directed to destroy all Receipts so cancelled.

ARTICLE 3

CERTAIN OBLIGATIONS OF RECORD HOLDERS OF RECEIPTS AND OF THE CORPORATION

Section 3.01. Filing Proofs; Certificates and Other Information. Any Record Holder of a Receipt may be required from time to time to file proof of residence, or other matters or other information, to execute certificates and to make such representations and warranties as the Depository or the Corporation may reasonably deem necessary or proper. The Depository or the Corporation may withhold the delivery, or delay the registration of transfer or exchange, of any Receipt or the withdrawal of the Designated Preferred Stock represented by the Depositary

Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.02. Payment of Taxes or Other Governmental Charges. Record Holders of Receipts shall be obligated to make payments to the Depository of certain fees, charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Designated Preferred Stock and all money represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made or satisfactory evidence is provided by such Record Holder to the Depository that such fees, charges and expenses have been paid, and any dividends, interest payments or other distributions may be withheld or any part of or all the Designated Preferred Stock represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Record Holder thereof (after attempting by reasonable means to notify such Record Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Record Holder of such Receipt remaining liable for any deficiency.

Section 3.03. Warranty as to Designated Preferred Stock. The Corporation hereby represents and warrants that the Designated Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Designated Preferred Stock and the issuance of the related Receipts.

Section 3.04. Warranty as to Receipts. The Corporation hereby represents and warrants that the Receipts, when issued in accordance with this Agreement, will represent legal and valid interests in the Designated Preferred Stock. Such representation and warranty shall survive the deposit of the Designated Preferred Stock and the issuance of the Receipts.

Section 3.05. Listing. The Corporation hereby covenants and agrees that it will apply to list the Depositary Shares on the NASDAQ. In addition, upon any listing, the Corporation hereby covenants and agrees that it will use its reasonable best efforts to keep the Depositary Shares listed on the NASDAQ.

ARTICLE 4

THE DEPOSITED SECURITIES; NOTICES

Section 4.01. Cash Distributions. Whenever the Depository, as distribution agent, shall receive any cash dividend or other cash distribution on the Designated Preferred Stock, the Depository shall, subject to Sections 3.01 and 3.02, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective number of Depositary Shares evidenced by the Receipts held by such Record Holders; provided, however, that in case the Corporation or the Depository shall be required to withhold, and shall withhold, from any cash dividend or other cash distribution in respect of the Designated Preferred Stock an amount on account of taxes, the amount of cash made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly, and such withheld cash shall be treated for all purposes of this Agreement as having been paid to the Record Holder of Receipts in respect of which the Corporation or the Depository, as the case may be, made such withholding. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any Record Holder on the aggregate number of Depositary Shares held by such Record Holder results in an amount that is a fraction of a cent and that fraction of a cent is equal to or greater than $0.005, the amount the Depository shall distribute to such record holder shall be rounded up to the next highest whole cent; otherwise, such fractional amount shall be disregarded by the Depository; provided, however, that the Corporation shall pay the additional amount to the Depository for distribution.

Each Record Holder of a Receipt shall provide the Depository with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Record Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depository of a portion of any of the distributions to be made hereunder.

Section 4.02. Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depository shall receive any distribution other than cash, rights, preferences or privileges upon the Designated Preferred Stock, the Depository shall, subject to Sections 3.01 and 3.02, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Record Holders, in any manner that the Depository and the Corporation may deem equitable and practicable for accomplishing such distribution, including, without limitation, through book-entry transfer through DTC in the case of DTC Receipts; provided, however, that in case the Corporation or the Depository shall be required to withhold, and shall withhold, from any distribution in respect of the Designated Preferred Stock an amount on account of taxes, the amount of property or securities made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly, and such withheld property may be disposed of by the Depository, without any further consent or direction from the Corporation, in such manner as the Depository deems necessary and practicable to pay such taxes and shall be treated for all purposes of this Agreement as having been paid to the Record Holder of Receipts in respect of which the Corporation or the Depository, as the case may be, made such withholding. The distribution described in the immediately preceding sentence shall apply to any distribution by the Depository of shares of Common Stock (or other Exchange Property) deliverable to the Record Holders of Depositary Shares, as a result of the conversion of the Designated Preferred Stock into Common Stock (or other Exchange Property) in accordance with the terms of the Certificate, except that in such case the distribution of shares of Common Stock (or other Exchange Property) shall be made to Records Holders as of the close of business on the Mandatory Conversion Date. If, in the opinion of the Depository, such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or the Depository withhold an amount on account of taxes or governmental charges) the Depository deems, after consultation with the Corporation, such distribution not to be feasible, then the Corporation may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depository to Record Holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to the Depository, and the Depository shall not make any distribution of such securities or property to the Record Holders of Receipts, unless the Corporation shall have provided an opinion of counsel stating that such distribution of securities or property has been registered under the Securities Act or does not need to be so registered in connection therewith.

In the event of a distribution of securities, whether upon conversion of the Designated Preferred Stock into Common Stock or otherwise, fractional shares of such securities shall not be distributed to the Record Holders. Instead, a Record Holder that otherwise would have been entitled to receive a fraction of a security will receive an amount in cash, rounded to the nearest cent, equal to such Record Holder’s proportionate interest in the net proceeds from the sale in the open market by the Depository, or an agent of the Depository or other entity as so instructed in writing by the Corporation, on behalf of all such Record Holders, of the aggregate fractional shares of the securities that would otherwise have been issued, unless the distribution of securities in question is the Corporation’s issuance of the Common Stock upon conversion of the Designated Preferred Stock on the Mandatory Conversion Date, in which case the relevant provisions set forth in the Certificate regarding fractional shares of Common Stock shall apply. The sale described in the immediately previous sentence shall occur as soon as practicable following the distribution date for such securities. In the event that such sale of the aggregate fractional shares of the securities that otherwise would have been issued is completed and a fraction of a share of such security still remains (the “Remaining Fractional Share”), the Depository shall as promptly as practicable notify the Corporation in writing of the Remaining Fractional Share, which notice may be delivered via electronic mail to the address set forth in Section 7.04. Upon receipt of such notice, the Board of Directors or a duly authorized committee thereof shall determine the cash equivalent of the Remaining Fractional Share (the “Remaining Fractional Share Amount”), which Remaining Fractional Share Amount shall be equal to the Remaining Fractional Share, multiplied by the Last Reported Sale Price of such securities (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to “such securities”) on the Trading Day immediately preceding the date of the distribution of such securities. The determination of the Remaining Fractional Share Amount by the Board of Directors or a duly authorized committee thereof shall be binding on the parties hereto and on the Record Holders. The Corporation shall promptly transfer funds for the Remaining Fractional Share Amount to an account selected by the Depository, and the Depository shall add the Remaining Fractional Share Amount to the net proceeds from the sale described above for distribution to the Record Holders otherwise entitled to receive the fractional shares of the securities. The Depository shall have no duty or obligation to investigate or inquire whether the amount of funds paid by the Corporation to the Depository for the benefit of the Record Holder(s) in connection with any such sale is correct.

Section 4.03. Subscription Rights, Preferences or Privileges. If the Corporation shall at any time offer or cause to be offered to the persons in whose names the Designated Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depository and thereafter made available by the Depository to the Record Holders of Receipts in

such manner as the Corporation shall instruct, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depository in its discretion; provided, however, that (a) if at the time of issuance or offer of any such rights, preferences or privileges the Corporation determines that it is not lawful or (after consultation with the Depository) not feasible to make such rights, preferences or privileges available to Record Holders of Receipts by the issue of warrants or otherwise or (b) if Record Holders of Receipts do not desire to exercise such rights, preferences or privileges and so instruct the Depository, then the Depository, in its reasonable discretion and without any further consent or direction from the Corporation, may, if so directed by the Corporation and provided with an opinion of counsel that if the Depository undertakes such actions it will not be deemed to be an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, and if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depository to the Record Holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depository shall not make any distribution of such rights, preferences or privileges, unless the Corporation shall have provided to the Depository an opinion of counsel stating that the distribution of such rights, preferences or privileges has been registered under the Securities Act or does not need to be registered.

The Corporation shall notify the Depository whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Record Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depository that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Record Holders to exercise such rights, preferences or privileges in compliance with the Securities Act. In no event shall the Depository make available to the Record Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depository an opinion of counsel to the effect that the offering and sale of such securities to the Record Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depository whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Record Holders of Receipts, and the Corporation agrees with the Depository that the Corporation shall use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Record Holders to exercise such rights, preferences or privileges.

Section 4.04. Notice of Dividends, etc.; Fixing Record Date for Record Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Designated Preferred Stock, or whenever the Depository shall receive notice of any meeting at which holders of the Designated Preferred Stock are entitled to vote or of which holders of the Designated Preferred Stock are entitled to notice, or whenever the Depository and the Corporation shall decide it is appropriate, the Depository shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Designated Preferred Stock) for the determination of the Record Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.05. Voting Rights. Subject to the provisions of the Certificate, upon receipt of notice of any meeting at which the holders of the Designated Preferred Stock are entitled to vote, the Depository shall, as soon as practicable thereafter, mail to the Record Holders of Receipts, determined on the record date as set forth in Section 4.04, a notice prepared by the Corporation that shall contain (a) such information as is contained in such notice of meeting and (b) a statement that the Record Holders may, subject to any applicable restrictions, instruct the Depository as to the exercise of the voting rights pertaining to the amount of Designated Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depository to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Record Holders of Receipts on the relevant record date, the Depository shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Designated Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depository in order to enable the Depository to vote such Designated Preferred Stock or cause such Designated Preferred Stock to be voted. In the absence of specific instructions from Record Holders of Receipts, the Depository will vote the Designated Preferred Stock represented by the Depositary Shares evidenced by the Receipts of such Record Holders proportionately with votes cast pursuant to instructions that it did receive from other Record Holders.

Section 4.06. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, Etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Designated Preferred Stock, subject to the provisions of the Certificate, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depository, with the approval and upon the instructions of the Corporation, shall (a) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Designated Preferred Stock as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Designated Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (b) treat any securities that shall be received by the Depository in exchange for or, subject to the final sentence of this Section 4.06, upon conversion of or in respect of the Designated Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Designated Preferred Stock. In any such case the Corporation may in its discretion direct the Depository to execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Record Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Designated Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depository with instructions to convert, exchange or surrender the Designated Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Designated Preferred Stock represented by such Receipts might have been converted or for which such Designated Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. Notwithstanding the foregoing, the Common Stock issuable upon conversion of the Designated Preferred Stock on the Mandatory Conversion Date shall not constitute new deposited securities hereunder and instead the provisions set forth in Section 4.02 shall apply.

Section 4.07. Delivery of Reports. The Depository shall furnish to Record Holders of Receipts any reports and communications received from the Corporation which are received by the Depository, as the holder of the Designated Preferred Stock, and which the Corporation is required to furnish to the holders of the Designated Preferred Stock.

Section 4.08. Lists of Receipt Record Holders. Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depository shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Record Holders of Receipts.

ARTICLE 5

THE DEPOSITORY, THE DEPOSITORY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depository; Registrar; Depository’s Agents. Upon execution of this Agreement, the Depository shall maintain at the Depository’s Office facilities for the execution and delivery, transfer, surrender and exchange, split-up and combination of Receipts and deposit and withdrawal of the Designated Preferred Stock, and at the offices of the Depository’s Agents, if any, facilities for the delivery, transfer, surrender and exchange of Receipts and deposit and withdrawal of the Designated Preferred Stock, all in accordance with the provisions of this Agreement.

The Registrar shall keep books at the Depository’s Office for the registration and transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Registrar, the Registrar shall open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any Record Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Corporation may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Depository may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Designated Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depository shall appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of any such exchange) may be removed and a substitute registrar may be appointed by the Registrar upon the request or with the approval of the Corporation. If the Receipts, Depositary Shares or Designated Preferred Stock are listed on one or more other securities exchanges, the Registrar shall, at the expense and request of the Corporation, arrange such facilities for the delivery, transfer, surrender and exchange of the Receipts, Depositary Shares or Stock as may be required by law or applicable securities exchange regulation.

The Depository may from time to time appoint one or more Depository’s Agents to act in any respect for the Depository for the purposes of this Agreement and may from time to time appoint additional Depository’s Agents and vary or terminate the appointment of such Depository’s Agents; provided that the Depository shall notify the Corporation of any such appointment or variation or termination of such appointment.

Section 5.02. Prevention of or Delay in Performance by the Depository, the Depository’s Agents or the Registrar. Neither the Depository, any Depository’s Agent, any Registrar nor Transfer Agent shall incur any liability to any Record Holder of a Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or by reason of any provision, present or future, of the Charter (including, without limitation, the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depository, the Depository’s Agent, the Registrar or the Transfer Agent shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Agreement provide shall be done or performed. Nor shall the Depository, any Depository’s Agent, any Registrar nor the Transfer Agent incur liability to any Record Holder of a Receipt (a) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement shall provide shall or may be done or performed or (b) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence, willful misconduct or bad faith (as determined by a final, non-appealable judgment of a court of competent jurisdiction) of the party charged with such exercise or failure to exercise, or as otherwise explicitly set forth in this Agreement.

Section 5.03. Obligations of the Depository, the Depository’s Agents and the Registrar. Neither the Depository, any Depository’s Agent, any Registrar nor any Transfer Agent assumes any obligation or shall be subject to any liability under this Agreement to Record Holders of Receipts, the Corporation or any other person or entity other than for its gross negligence, willful misconduct or bad faith (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

Neither the Depository, any Depository’s Agent, any Registrar nor Transfer Agent shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Designated Preferred Stock, the Depositary Shares or the Receipts, which, in its opinion, may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depository, any Depository’s Agent nor any Registrar shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information from any person presenting Designated Preferred Stock for deposit, any Record Holder of a Receipt or any other person believed by it in the absence of bad faith to be competent to give such information. Each of the Depository, any Depository’s Agent and any Registrar may rely, and shall each be protected in acting upon or omitting to act, upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

In the event the Depository shall receive conflicting claims, requests or instructions from any Record Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depository shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall incur no liability and shall be entitled to the full indemnification set forth in this Section 5.03 in connection with any action so taken.

The Depository shall not be responsible for any failure to carry out any instruction to vote any of the shares of Designated Preferred Stock or for the manner or effect of any such vote made, as long as any such action or inaction does not arise out of its gross negligence, willful misconduct or bad faith (as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Depository undertakes, and any Registrar or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depository or any Registrar or Transfer Agent.

The Depository, its parent, affiliates and subsidiaries, any Depository’s Agent and any Registrar or Transfer Agent may own, buy, sell and deal in any class of securities of the Corporation and its affiliates and in Receipts or Depositary Shares or have a pecuniary interest in any transaction in which the Corporation or its affiliates may be interested or contract with or lend money to any such person or otherwise act as fully or as freely as if it were not the Depository, the parent, affiliate or subsidiary of the Depository’s Agent or the Registrar hereunder. The Depository may also act as trustee, transfer agent or registrar of any of the securities of the Corporation and its affiliates or act in any other capacity for the Corporation or its affiliates.

It is intended that neither the Depository, any Depository’s Agent nor the Registrar, acting as a Depository’s Agent or Registrar, as the case may be, shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depository, any Depository’s Agent and the Registrar are acting only in a ministerial capacity as Depository or Registrar for the Designated Preferred Stock.

The Corporation agrees that it has previously or will register the offer and sale of the Designated Preferred Stock and the Depositary Shares in accordance with all applicable securities laws.

Neither the Depository (or its officers, directors, employees or agents), any Depository’s Agent nor the Registrar makes any representation or has any responsibility as to the validity of (a) the registration statement pursuant to which the offer and sale of the Depositary Shares are registered under the Securities Act, (b) the Certificate, (c) the Designated Preferred Stock, (d) the Depositary Shares, (e) the Receipts (except for its counter-signatures thereon), (f) any instruments referred to in any of the foregoing or (g) as to the correctness of any statement made in any of the foregoing.

The Depository assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depository makes no warranties or representations as to the validity or genuineness of any Designated Preferred Stock at any time deposited with the Depository hereunder or of the Depositary Shares, as to the validity or sufficiency of this Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the Record Holders of Receipts in and to the Depositary Shares. The Depository shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

Notwithstanding anything to the contrary herein, neither the Depository, any Depository’s Agent nor any Registrar or Transfer Agent shall be liable for any incidental, indirect, special, punitive, exemplary or consequential damages of any nature whatsoever, including, but not limited to, loss of profits, occasioned by breach of any provision of this Agreement even if apprised of the possibility of such damages. Any liability of the Depository and any Registrar or Transfer Agent, as the case may be, under this Agreement will be limited to the amount of annual fees paid by the Corporation to the Depository.

The Depository shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Receipts, the Depositary Shares or the Designated Preferred Stock, nor shall it be obligated to segregate such monies from other monies held by it, except as required by applicable law. The Depository shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depository, the Depository’s Agent or any Registrar or Transfer Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depository, the Depository’s Agent or any Registrar or Transfer Agent hereunder, or in the administration of any of the provisions of this Agreement, the Depository shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depository may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Record Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depository receives written instructions or a certificate signed by the Corporation that eliminates such ambiguity or uncertainty to the satisfaction of the Depository, Depository’s Agent, Registrar or Transfer Agent or that proves or establishes the applicable matter to the satisfaction of the Depository, Depository’s Agent, Registrar or Transfer Agent. Such written instructions or certificate shall be full and complete authorization to the Depository, the Depository’s Agent, Transfer Agent or Registrar, and the Depository, the Depository’s Agent, Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate or written instructions. The Depository, the Depository’s Agent, Transfer Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

Notwithstanding anything herein to the contrary, no amendment to the Certificate shall affect the rights, duties, obligations or immunities of the Depository, Transfer Agent, the Depository’s Agent or Registrar.

The Depository, Transfer Agent and any Registrar hereunder:

(i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii) shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii) shall not be obligated to take any legal or other action hereunder (provided, however, that if the Depository determines to take any legal or other action hereunder and the taking of such action might in the Depository’s judgment subject or expose it to any expense or liability, then the Depository shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it);

(iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to the Depository and believed by the Depository to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depository’s actions as Depository covered by this Agreement (or supplementing or qualifying any such actions), of officers of the Corporation;

(vi) may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization in respect of any action taken, suffered or omitted by the Depository hereunder in accordance with the advice of such counsel;

(vii) shall not be called upon at any time to advise any person with respect to the Depositary Shares or Receipts; and

(ix) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depository) executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for under this Agreement.

The obligations of the Corporation set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depository, Registrar, Transfer Agent or Depository’s Agent or termination of this Agreement.

The Depository undertakes not to issue any Receipt other than to evidence the Depositary Shares that have been delivered to, and are then on deposit with, the Depository. The Depository also undertakes not to sell, except as provided herein, pledge or lend Depositary Shares by it as Depository.

Section 5.04. Resignation and Removal of the Depository; Appointment of Successor Depository. The Depository may at any time resign as Depository hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depository and its acceptance of such appointment as hereinafter provided.

The Depository may at any time be removed by the Corporation by notice of such removal delivered to the Depository, such removal to take effect upon the appointment of a successor Depository hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depository acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depository, which shall be an entity that (a) is not an affiliate of the Corporation, (b) has its principal office in the United States of America and (c) has a combined capital and surplus of at least $50,000,000. If no successor Depository shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning Depository may petition any court of competent jurisdiction for the appointment of a successor Depository. Every successor Depository shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depository, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depository under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Designated Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor Depository a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depository shall promptly mail notice of its appointment to the Record Holders of Receipts.

Any entity into or with which the Depository may be merged, consolidated or converted shall be the successor of the Depository without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depository may authenticate the Receipts in the name of the predecessor Depository or its own name as successor Depository.

The provisions of this Section 5.04 as they apply to the Depository apply to the Registrar and Transfer Agent, as if specifically enumerated herein.

Section 5.05. Corporate Notices and Reports. The Corporation agrees that it shall deliver to the Depository, and the Depository shall, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depository’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of the NASDAQ or any other national securities exchange upon which the Designated Preferred Stock, the Depositary Shares or the Receipts are listed or by the Charter (including, without limitation, the Certificate), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depository with such number of copies of such documents as the Depository may reasonably request. In addition, the Depository shall transmit to the Record Holders of Receipts at the Corporation’s expense, including applicable fees, such other documents as may be requested by the Corporation.

Section 5.06. Indemnification by the Corporation. Subject to Section 5.03, the Corporation shall indemnify the Depository, any Depository’s Agent and any Registrar or Transfer Agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Agreement and the Receipts by the Depository, any Transfer Agent, any Registrar or any of their respective agents (including any Depository’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the respective parts of any such person or persons. The obligations of the Corporation set forth in this Section 5.06 shall survive any succession of any Depository, Registrar, Transfer Agent or Depository’s Agent.

Section 5.07. Fees, Charges and Expenses. The Corporation agrees promptly to pay the Depository the compensation to be agreed upon with the Corporation for all services rendered by the Depository hereunder and to reimburse the Depository, any Transfer Agent and any Registrar for their reasonable out-of-pocket expenses (including counsel fees and expenses) incurred in the preparation, delivery, amendment, administration and execution of this Agreement and incident to the performance of their respective obligations hereunder. The Corporation shall pay all charges of the Depository in connection with the initial deposit of the Designated Preferred Stock and the initial issuance of the Depositary Shares and any change of the Designated Preferred Stock in accordance with Section 4.06. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depository arrangements. All other transfer and other taxes and governmental charges shall be at the expense of Record Holders of Depositary Shares evidenced by Receipts. If, at the request of a Record Holder of Receipts, the

Depository incurs charges or expenses for which the Corporation is not otherwise liable hereunder, then such Record Holder shall be liable for such charges and expenses; provided, however, that the Depository may, at its sole option, request that the Corporation direct a Record Holder of a Receipt to prepay the Depository any charge or expense the Depository has been asked to incur at the request of such Record Holder of Receipts. The Depository shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depository may agree.

Section 5.08. Tax Compliance. The Depository, on its own behalf and on behalf of the Corporation, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (a) any payments made with respect to the Depositary Shares or (b) the issuance, delivery, holding, transfer or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

The Depository shall comply with any direction received from the Corporation with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.

The Depository shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Corporation or to its authorized representatives.

ARTICLE 6

AMENDMENT AND TERMINATION

Section 6.01. Amendment. The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depository in any respect which they may deem necessary or desirable; provided, however, that no such amendment that materially and adversely alters the rights of the Record Holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every Record Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Agreement.

Notwithstanding the foregoing, in no event shall the Corporation be required to execute any amendment that may impair the right, subject to the provisions of Sections 2.05 and 2.06 and Article 3, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depository with instructions to deliver to the Record Holder the Designated Preferred Stock and all money represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the NASDAQ or any other applicable securities exchange.

Section 6.02. Termination. This Agreement may be terminated by the Corporation or the Depository only if (a) all outstanding Depositary Shares issued hereunder have been cancelled, upon conversion of the Designated Preferred Stock into Common Stock in accordance with the Certificate or otherwise, or (b) there shall have been made a final distribution in respect of the Designated Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Record Holders of Receipts representing Depositary Shares pursuant to Section 4.01 or 4.02, as applicable.

Upon the termination of this Agreement, the Corporation shall be discharged from all obligations under this Agreement except for its obligations to the Depository, any Depository’s Agent and any Registrar under Section 5.06 and 5.07.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Counterparts. This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 7.02. Exclusive Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such excluded provision shall affect the rights, immunities, duties or obligations of the Depository, the Depository’s Agent, the Transfer Agent or the Registrar, the Depository, the Depository’s Agent, the Transfer Agent or the Registrar shall be entitled to resign immediately (subject to, in the case of the Depository, the provisions of Section 5.04).

Section 7.04. Notices. Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at

Umpqua Holdings Corporation

One SW Columbia Street

Portland, Oregon 97258

Attn: Michelle Bressman, Shareholder Relations Officer

Facsimile: 503-727-4233

Email: michellebressman@umpquabank.com

With a copy to (which alone shall not constitute notice):

Roberts Kaplan LLP

601 SW 2nd Avenue, Suite 1800

Portland, Oregon 97204

Attention: Andrew Ognall

Facsimile: 800-601-9239

Email: aognall@robertskaplan.com

or at any other addresses of which the Corporation shall have notified the Depository in writing.

Any and all notices to be given to the Depository hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Depository at the Depository’s Office at

Mellon Investor Services LLC

520 Pike Street Suite 1220

Seattle WA 98101

Attention: Relationship Manager

Facsimile: (206) 674-3059

with a copy to:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Boulevard

Jersey City, New Jersey 07310

Attention: General Counsel

Facsimile: (201) 680-4610

or at any other address of which the Depository shall have notified the Corporation in writing.

Subject to the immediately succeeding sentence, the Depository shall give any and all notices directed to be given by the Corporation to any Record Holder of a Receipt in writing, and such notices shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depository. Notwithstanding the foregoing, if Depositary Shares are issued in book-entry form through DTC or any similar facility, such notices may be given to Record Holders in any manner permitted by such facility.

Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. However, the Depository or the Corporation may act upon any facsimile transmission received by it from the other, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.05. Appointment of Registrar and Transfer Agent. Unless otherwise set forth on a certificate duly executed by an authorized officer of the Corporation, the Corporation hereby appoints the Depository as Registrar and Transfer Agent in respect of the Designated Preferred Stock deposited with the Depository hereunder, and the Depository hereby accepts such appointment. The Depository, in such capacity under such appointment, shall be entitled to the same rights, indemnities, immunities and benefits as the Depository hereunder as if explicitly named in each such provision.

Section 7.06. Record Holders of Receipts Are Parties. The Record Holders of Receipts from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts. The provisions of this Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns, and no rights shall be granted to any other person by virtue of this Agreement.

Section 7.07. Governing Law. This Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof, including without limitation any claim, controversy or dispute arising under or related to this Agreement or the Receipts, shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.08. Headings. The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

[Signatures on following page]

IN WITNESS WHEREOF, the Corporation, the Depository, Registrar and Transfer Agent have duly executed this Agreement as of the day and year first above set forth.

UMPQUA HOLDINGS CORPORATION

By:
Name:
Title:

MELLON INVESTOR SERVICES LLC, as Depository, Registrar and Transfer Agent

By:
Name:
Title:

Deposit Agreement Signature Page